UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2013

CATHAY GENERAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware	0-18630	95-4274680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 North Broadway, Los Angeles, California 90012
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 625-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 30, 2013, Cathay General Bancorp (the “Company”) announced in a press release that it has redeemed for $129 million, plus accrued and unpaid dividends, all 129,000 remaining shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”), that had been issued under the U.S. Treasury’s TARP Capital Purchase Program. The shares of Series B Preferred Stock were redeemed at their stated liquidation preference of $1,000 per share, plus accrued and unpaid dividends.

The press release announcing the redemption is attached hereto as Exhibit 99.1.

The foregoing information and the attached exhibit are intended to be furnished only and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall they be deemed incorporated by reference into any filing under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Cathay General Bancorp dated September 30, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 30, 2013

CATHAY GENERAL BANCORP
By:	/s/ Heng W. Chen
Heng W. Chen
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release of Cathay General Bancorp dated September 30, 2013.